                                  PROGRAM AGREEMENT

     This Program Agreement ("Agreement"), dated as of the 19th day of November, 1997 ("Effective Date"), is by and between Comdisco, Inc. ("Comdisco") a Delaware corporation, having its executive office at 6111 North River Road, Rosemont, Illinois 60018 and Convergent Communications, Inc. ("Convergent Communications"), a Colorado corporation, Convergent Capital Corporation, a Colorado corporation ("Lessee") and Convergent Communications Services, Inc., a Colorado corporation, each having their executive offices at 67 Inverness Drive East, Suite 110, Englewood, Colorado 80112.

                                       RECITAL

     WHEREAS, Comdisco is engaged in the business, among other things, of financing, leasing, remarketing, and arranging leasing programs for various types of computer telephony, network switching and other communications hardware and software products.

     WHEREAS, Convergent Communications or its subsidiaries (hereinafter collectively referred to as "Convergent") is in the business of providing various communications and network services including but not limited to design, assemble and operate integrated communications systems for local and long distance service to end-user customers.

     WHEREAS, as a part of its services, Convergent will require the use of various types of computer, communications, network and other equipment for its own internal purposes as well as providing the same to end-user customers in fulfilling its service obligations to Convergent end-user customers.

     WHEREAS, Comdisco and Convergent desire to enter into a financing program, whereby Comdisco will, in accordance with the terms of this Agreement, lease Equipment (as hereinafter defined) to Convergent. The leased Equipment shall be used for the benefit of Convergent at its business location(s) or shall be made available for the benefit of Convergent end-user customers (each a "Customer") at such Customer premises.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. RELATIONSHIP. At no time will this Agreement be deemed to create a partnership, joint venture, agency employment or any other relationship other than that expressly provided for herein. Convergent is not Comdisco's representative or agent for any purpose except as expressly stated herein.

     2. PURCHASE OF EQUIPMENT. Convergent will from time to time enter into purchase agreements (the "Purchase Agreement") with various third party vendors for Equipment and may lease such Equipment from Comdisco. In accordance with the terms set forth below Comdisco may lease such Equipment to Convergent pursuant to an assignment agreement (the "Assignment Agreement") substantially in the form attached hereto as Exhibit A whereby Comdisco will acquire title to such Equipment from the third party vendor.

     3. LEASE OF EQUIPMENT. Comdisco as lessor ("Lessor") and Lessee have entered into a master lease agreement (the "Master Lease") dated the 11th day of November 1997 attached hereto as Exhibit B. In addition, Lessor and Lessee shall enter into various equipment schedules (the "Equipment Schedules") substantially in the form attached hereto as Exhibit C. Pursuant to the terms of the Master Lease and Equipment Schedule, Lessor shall lease the Equipment to Lessee.

     In addition, Lessee will from time to time enter into Master Equipment Lease Agreements and Equipment Schedules, substantially in the forms attached as Exhibit D and E, (hereinafter referred to as "Lease(s)") with other subsidiaries of Convergent Communications for the purpose of making such equipment available to Convergent customers pursuant to various services agreements with such customers. In such event, subject to the terms contained in this Agreement, Lessee may assign such Lease(s) to Comdisco as

Lessor and at the time such equipment is accepted for lease, Comdisco shall pay the vendor the purchase price for such equipment. Any changes to the standard terms and conditions contained in Exhibits D and E to be incorporated in the Lease(s) must be approved by Comdisco prior to such lease assignment.

     The minimum amount of Equipment to be purchased and leased pursuant to any Lease(s) at time of acceptance shall, on each calendar month, in the aggregate equal $250,000.

     4.   LEASE AMOUNT AND AVAILABILITY.     In addition to the terms,
conditions and contingencies contained in the Lease(s) and any other document entered into in connection with the Lease(s), Comdisco's obligation to lease Equipment to Convergent shall be contingent upon Convergent's continued performance of the terms and conditions of this Agreement. In accordance with the foregoing, the maximum amount of Equipment Convergent may lease shall be as set forth subject to the contingency identified below for the respective years December 1, 1997 through June 30, 2000 and subject to the availability requirements for each year shall not exceed Fifty Million Dollars ($50,000,000.00) from the date hereof through June 30, 2000.

     The continued availability of amounts committed for lease is subject to there being no material adverse change in Convergent's consolidated financial condition or business prospects.

                  Amount Committed          Contingency to be
      Year           for Lease          Satisfied for Availability
      ----           ---------          --------------------------
December 1, 1997    $10,000,000   1)   Achieving a Recurring Revenue Run Rate
to June 30, 1998                       of $3 million per year and an
                                       Aggregate Run Rate of $10 million per
                                       year;
                                  2)   10% Letter of Credit (as Equipment is
                                       leased) calculated as a percentage of
                                       Equipment costs if new or Comdisco's
                                       value if from Comdisco's inventory
  July 1, 1998       Additional   1)   Funding of at least $20 million of
to June 30, 1999    $20,000,000        common equity, convertible preferred
                                       or similar equity security
                                  2)   Achieving a Recurring Revenue Run Rate
                                       of $10 million per year and an
                                       Aggregate Run Rate of $30 million per
                                       year
  July 1, 1999       Additional   1)   Achieving positive EBITDA on a monthly
to June 30, 2000    $20,000,000        basis
                    -----------   2)   Achieving a Recurring Revenue Run Rate
                                       of $25 million per year and an
                                       Aggregate Run Rate of $70 million per
                                       year
      Total         $50,000,000


     For purposes of the above, the term "Recurring Revenue Run Rate" means the annualized monthly revenue of Convergent's reported recurring revenue which consists of: (a) Enterprise Network Services; (b) Voice Services and (c) Data Services and the term "Aggregate Run Rate" shall mean the sum of the Recurring Revenue Run Rate and all other revenue from other transactions or binding agreements. The term "EBITDA" means earnings before interest, tax, depreciation and amortization in accordance with generally accepted accounting principles. Convergent's Vice President - Finance and Administration will, upon request, certify to Comdisco in writing as to compliance with each respective Contingency set forth above.

     5.   EQUIPMENT.     Comdisco shall be obligated to lease to Convergent only
the Equipment and configurations identified on the attached Exhibit F (the "Equipment"), except as Comdisco may agree to from time to time in writing. Comdisco shall have no obligation to purchase or lease Equipment if Convergent is not in compliance with the Contingency requirement as set forth above or is in default under this Agreement, the Lease(s) or any other agreement entered into in connection with this Program.

     6.   LEASE QUOTATION.    The format of the pricing for the lease of
Equipment shall be in the form of lease rate factors which shall be defined as the percentage of the purchase price of the Equipment plus interest for each payment and shall be provided in the context of a table which provides, in addition to the lease rate factor, Equipment description and various lease periods. Comdisco will, no later than five (5) business days prior to the first day of each month, provide Convergent with lease rate factors for Equipment.
The lease rate factor, special terms or lease periods applicable to any Equipment not listed on such table or which differ from those set forth on the table, shall be subject to an individual quotation by Comdisco and shall specify the period for which such quote is valid. The lease rate factors contained in the monthly table shall be valid for transactions which Comdisco has received notice of installation and acceptance no later than sixty (60) days from the first day of the month in which such lease rate factor applies. Any lease acceptance for Equipment occurring after such sixty (60) day period shall be subject to adjustment in accordance with the terms of the Equipment Schedule. Equipment placed on lease from Comdisco's inventory shall be subject to individual quotation and shall be quoted as a monthly rental rate.

     7. SERVICE CONTRACT ASSIGNMENT. At the time Comdisco accepts an assignment of the Lease(s), Convergent shall identify the Equipment location and name of its Customer if the Equipment is to be placed in service by or on behalf of such Convergent Customer. Provided Convergent is not in default under an existing Lease, Comdisco shall not contact such Customer unless Comdisco has a pre-existing relationship with such Customer or is engaged or proposes to engage such Customer in an unrelated business transaction. In addition, at the time of acceptance, Convergent shall assign to Comdisco, as security for the payment of rent or other amounts due pursuant to the terms of the Leases(s), all right, title and interest in and to payment under its service agreement or agreements ("Service Agreement Receivables") in which the use of the Equipment is part of the services provided by Convergent provided the assignment of payments shall be limited to such amounts as are sufficient to ensure complete payment of all amounts due under the Lease(s) applicable to the Equipment made available for use by Customers pursuant to the assigned service agreements. Convergent agrees that at the time of the assignment of such Service Agreement Receivables, Comdisco shall have a first perfected security interest in the Service Agreement Receivables to the extent necessary to pay all amounts due under the Lease(s) free of any other liens, claims or encumbrances and any prior or subsequent financing or assignment of such Service Agreement Receivables shall be subject and subordinate to Comdisco's perfected security interests.

     8.   OWNERSHIP.     Convergent in its capacity as Lessee shall acquire no
rights of ownership in any of the leased Equipment and shall not at any time represent to any third party that it has ownership to such property or act as agent for Comdisco unless it has acquired title from Comdisco to such Equipment or is requested in writing to act on behalf of Comdisco with respect to such Equipment.

     9.   CONVERGENT COMMUNICATIONS GUARANTY.     In connection with entering
into this Agreement, Convergent Communications shall execute a Guaranty Agreement substantially in the form attached hereto as Exhibit G. Such Guaranty Agreement shall obligate Convergent Communications to perform all obligations (including but not limited to the payment of rent) of Convergent as Lessee under the Lease(s).

     10. WARRANTS. In conjunction with entering into this Agreement and as additional consideration for entering into the Lease(s), Comdisco and Convergent Communications will have entered into a Warrant Agreement (the "Warrant") substantially in the form attached as Exhibit H, whereby Comdisco shall acquire rights to acquire Convergent common stock in accordance with the terms and conditions contained therein. In order to maintain consistency with the availability of lease commitments set forth in Paragraph 4 above, the parties shall either amend the Warrant or execute a new warrant agreement at the time of additional lease availability to reflect the additional warrants applicable to such committed monies available for Lease(s) in each of the years 1998 and 1999.

     The number of shares subject to the new or amended Warrants to be executed in the respective years 1998 and 1999 shall be an amount equal to ten (10%) percent of the monies committed for such year divided by the exercise price per share. The exercise price per share shall be equal to the price paid by investors in the most recent equity offering, but in no event shall be less than three ($3.00) dollars per share.

     11.  GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES OF BOTH PARTIES.

          (a) Corporate Capacity; State Licensing. Each party represents and warrants that it is a corporation validly existing and in good standing under the laws of the state of its incorporation, with adequate power and capacity to enter into this Agreement, and is duly qualified in all states required to conduct all activity contemplated by this Agreement.

          (b). Due Authorization. This Agreement, the Lease(s), the Warrant and other documents executed in connection herewith have been or will be duly authorized, executed and delivered by it, and will constitute a valid, legal and binding agreements, enforceable against it in accordance with the terms hereof and thereof, except to the extent that the enforcement of remedies may be limited under generally applicable laws relating to specific performance, bankruptcy and creditors' rights.

          (c) Governmental Approvals. No approval, consent or withholding of objections is or will be required from any federal, state or local governmental authority or instrumentality with respect to the entry into or performance of this Agreement, the Lease(s), the Warrant and other documents executed in connection herewith, except such as have already been obtained.

          (d) No Violation. The entry into and performance of this Agreement, the Lease(s), the Warrant and other documents executed in connection herewith, will not: (i) violate any judgment, order, law or regulation applicable to it or any provision of its Articles of Incorporation or By-Laws; or (ii) result in any breach of, or constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Lease(s) or any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than the related Lease(s)) to which it is a party.

          (e) No Legal Proceedings. There are no suits or proceedings pending or threatened in any court or before any regulatory commission, board or other administrative or governmental agency, which if adversely decided would have a material adverse effect on its ability to fulfill its obligations under this Agreement, the Lease(s), the Warrant and other documents executed in connection herewith.

          (f) Information. All information provided by one party to the other under this Agreement, the Lease(s), the Warrant and other documents executed in connection herewith is or will be true and correct in all material respects to the best of its knowledge and belief.

          (g) Books and Records. To fulfill the intent and purposes of this Agreement, each party will afford the other with reasonable access to its files and records pertaining to this Agreement.

     12.  FINANCIAL STATEMENTS.    Convergent will promptly furnish Comdisco
with copies of its quarterly and annual financial statements and reports and other filings with the Securities and Exchange Commission ("SEC"), if any. Such financial statements shall include balance sheets, income statements and annual statements of source and application of funds.

     13. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR RELATED TO THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWSOEVER ARISING, WHETHER FOR BREACH OF THIS AGREEMENT, INCLUDING BREACH OF WARRANTY OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

     14.  TERM AND TERMINATION.    This Agreement shall be effective as of the
date first indicated above. The term of this Agreement shall continue from such date to June 30, 2000 unless otherwise extended or terminated.

     15. ADDITIONAL DOCUMENTS AND MUTUAL COOPERATION. Comdisco and Convergent shall cooperate by furnishing such records and supporting material relating to the Lease(s) as may be reasonably requested, in the preparation of forms and in the execution of such other documents as may be necessary to fulfill the intent and effectuate the purpose of this Agreement.

     16.  ASSIGNMENT OF AGREEMENT.   Convergent shall not assign any of its
rights or interests or obligations under this agreement without Comdisco's prior written consent. Comdisco shall provide notification to Convergent in the event it assigns its rights, interests or obligations to any third party.

     17. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to Comdisco, Inc. at 6111 North River Road, Rosemont, Illinois 60018, attention: Chief Financial Officer, cc: Legal Department, attn: General Counsel, (and/or, if by facsimile, (847)518-5854 and (847)518-5088) and (ii) to Convergent at 67 Inverness Drive East, Suite 110, Englewood, Colorado 80112, attention: Legal Department (and/or if by facsimile, (303)749-3113), or at such other address as any such party may subsequently designate by written notice to the other party.

     18. MISCELLANEOUS: Paragraph and Section headings appearing in this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement. References to the singular include references to the plural and vice versa. THE PARTIES AGREE THAT THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO. If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of any other provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     19.  ENTIRE AGREEMENT.   This Agreement in conjunction with the other
agreements referenced herein and attached as Exhibits hereto constitute the entire agreement between the parties concerning the subject matter hereof. The terms of this Agreement may not be amended or modified orally, but only by an instrument duly authorized by each of the parties. This Agreement and any amendments shall be binding on and inure to the benefit of the parties and their respective permitted successors and assigns. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be original, but all of which together shall constitute one and the same agreement.

     20. SURVIVAL OF OBLIGATIONS. All agreements, representations and warranties contained in this Agreement or in any related document shall survive the execution, delivery expiration or other termination of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


COMDISCO, INC.                     CONVERGENT COMMUNICATIONS, INC.

/s/ Nick Pontikes                        /s/ John R. Evans
-----------------------------           -----------------------------

By: Nick Pontikes                       By:  John R. Evans
   --------------------------              --------------------------

Title: COO                              Title:  CEO
      -----------------------                 -----------------------

CONVERGENT COMMUNICATIONS               CONVERGENT CAPITAL CORPORATION
SERVICES, INC.

/s/ John R. Evans                       /s/ John R. Evans
-----------------------------           -----------------------------

By: John R. Evans                       By: John R. Evans
   --------------------------              --------------------------

Title:  CEO                             Title:  CEO
      -----------------------                 -----------------------